Exhibit 99.3

EMPLOYMENT AGREEMENT
NALCO COMPANY

THIS AGREEMENT made and entered into by and between

(“You” or “you”) and Nalco Company, a Delaware corporation with its principal office in Illinois, ("Nalco"). The term “Nalco” shall include “ONDEO Nalco Company”, (Nalco’s previous name).

Purpose

You are being employed by Nalco and will occupy a trusted position and be enabled to obtain confidential information about Nalco’s business, the business of Nalco’s parent, affiliates, subsidiaries, prospective customers, customers, consultants, licensors, licensees and other business associates (hereafter collectively "Third Parties");

You may make or acquire interests in inventions during your employment, or by using Nalco information;

Nalco invests substantial sums on the training and development of its employees, and the development of technology, and the obligations and post employment restrictions imposed on you are necessary to protect Nalco’s goodwill and customer relationships.

Requirements
In consideration of your employment and payment of compensation and benefits by Nalco, and in view of your trusted position with Nalco, Nalco and you agree:

1.
Exclusive Loyalty to Nalco.  While employed by Nalco, you shall devote all your time and attention and give your best efforts and skill exclusively to the interests of Nalco during reasonable business hours and shall perform such services for Nalco as may from time to time be assigned to you.  You will not engage in other employment without Nalco’s prior written consent. You will be loyal to Nalco and will disclose to Nalco all corporate opportunities known to you.  You will promptly disclose to Nalco any conflict of interest or employment matter which may be adverse to Nalco’s interest.

2.
Confidential Information.  You shall not, by yourself or through another, person or through another entity, during or after your employment by Nalco, disclose to others, or use, except for Nalco’s benefit, any Confidential Information.  Confidential Information means, but is not limited to, any inventions, trade secrets, discoveries, improvements, machines, devices, processes, products, formulae, designs, projects, mixtures and/or compounds, whether patentable or not, that may have been, are now, or may hereafter be made, used, devised, considered or investigated by or for Nalco (including Ondeo Nalco Company) or Third Parties.  Confidential Information also includes, but is not limited to, customer and prospective customer lists, sales and service data, strategic planning, marketing information, research plans, training materials, service techniques, information which gives Nalco a competitive advantage, financial information, product formulations, computer software owned by Nalco or licensed by Nalco from Third Parties, computer access codes, computer data, computer hardware, and other information concerning the processes, products and activities of Nalco and Third Parties.  You will at all times keep secret and hold inviolate Confidential Information. The obligations of this section shall not apply if and to the extent any Confidential Information is or becomes generally known and is available for use by the public except by an act or omission of you or another employee with a duty to keep it confidential.  You shall not disclose any identity or correlation between matters publicly known and Nalco’s Confidential Information.

3.
Nalco’s Property To Be Used Exclusively For Nalco’s Benefit.  Nalco Property includes, but is not limited to, identification cards, cars, computer hardware and software, keys, office equipment, books, laboratory notebooks, credit cards, customer lists, sales and service manuals and data and all other writings, source and object codes, telephone codes and security measures to protect Nalco’s e-mail and phone systems, training manuals, treatment and technology manuals, customer product needs and pricing information, and records and documents made by or coming into your possession while working for Nalco.  All Nalco property shall be returned to Nalco upon termination of your employment or on request of Nalco at any other time.  Except in the proper exercise of your employment duties, you, either during or after your employment, will not duplicate, remove from Nalco’s custody, or knowingly allow any other person to duplicate or remove from Nalco’s custody, any Nalco information, Confidential Information, Nalco property, or any information which has not been publicly disclosed, including, but not limited to, marketing plans, business strategies, product announcements, service manuals, and research and technology developments and customer information.

4.	Employment and Post-Employment Restrictions
During and for eighteen (18) months immediately following termination of  your employment, you will not, by yourself or through another person or through another entity:

(i)
Solicit, offer to sell, or sell any products or provide any services that compete with or displace Nalco’s products or services to those customers which you called on, contacted, or performed services for during the last eighteen (18) months of your employment with Nalco (including Ondeo Nalco Company) or its affiliates; and

(ii)
If you had supervisory responsibility over sales or marketing employees, you will not, by yourself or through another person or through another entity, for eighteen (18) months after termination of your employment, solicit, offer to sell, or sell any products or provide any services which compete with or displace Nalco’s products or services to those customers who were provided Nalco products or services by the sales or marketing employees over whom you had supervisory responsibility at any time during your last eighteen (18) months at Nalco (including Ondeo Nalco Company) or its affiliates; and

(iii)
Employ, solicit, or endeavor to entice away from Nalco (whether for your own benefit or on behalf of another person or entity) any employees of Nalco to leave the employ of Nalco, or to work for any competitor of Nalco, nor will you otherwise attempt to interfere (to Nalco’s detriment) in the relationship between Nalco and any such employees.

If any part of this Agreement is deemed by a court or other tribunal to be unenforceable or unreasonable as to scope, activity, territory, duration, or in any other respect, then (i) such finding shall not affect any other provisions of this Agreement, which shall otherwise remain in full force and effect, and (ii) such court or other tribunal may either (a) modify the scope, activity, territory, duration or other aspect of it to such extent as the court or tribunal shall deem necessary to render it reasonable and enforceable, or (b) enforce it partially, to effect a lesser restriction as the court or tribunal shall deem reasonable.

5.
Inventions.  You will communicate and disclose in writing to your manager at Nalco or to such person as may be designated by Nalco both during your employment and thereafter, all inventions, discoveries, improvements, machines, devices, designs, processes, products, software, treatments, formulae, mixtures and/or compounds whether patentable or not as well as patents and patent applications (all collectively called "Inventions") made, conceived, developed or acquired by you or under which you acquired the right to grant licenses or become licensed, whether alone or jointly with others, during your employment by Nalco (including Ondeo Nalco Company).  All your right, title and interest in, to and under such Inventions, including licenses and right to grant licenses shall be the sole property of Nalco and you hereby assign the same to Nalco.  Any Invention disclosed by you to anyone within one (1) year after termination of your employment with Nalco, which relates to any matters pertaining to, applicable to, or useful in connection with, the business of Nalco shall be deemed to have been made or conceived or developed by you during your employment by Nalco, unless proved by you to have been made and conceived and developed after termination of your employment with Nalco.

6.	Assignment and Maintenance of Inventions. For all your Inventions, you will, upon request of Nalco, during your employment and thereafter:

(a)
execute and deliver all documents which Nalco shall deem necessary or appropriate to assign, transfer and convey to Nalco, all your right, title, interest in and to your Inventions, and enable Nalco to file and prosecute applications for Letters Patent of the United States and any foreign countries on Inventions as to which Nalco wishes to file patent applications, and

(b)
do all other things (including the giving of evidence in suits and other proceedings) which Nalco shall deem necessary or appropriate to obtain, maintain, and assert patents for any and all such inventions and to assert its rights in any inventions not patented.

7.
Inventions Developed on Your Time.  Your obligation under Sections 5-6 does not apply to Inventions for which no equipment, supplies, facility or Confidential Information of Nalco was used, and which were developed entirely on your own time unless:

(a)	the inventions relate:
(i)	to the business of Nalco or,
(ii)	to Nalco's actual or demonstrably anticipated research or development; or,
(b)	the inventions result from any work performed by you for Nalco.

8.	Copyrights. You hereby assign to Nalco the copyright in all works prepared by you which are either:

(a)	within the scope of your employment; or,
(b)	based upon information acquired from Nalco not normally made available to the public; or,
(c)	commissioned by Nalco but not within your scope of employment.

You agree to submit all such works to your Nalco supervisor for approval prior to publication or oral dissemination.  You also agree to do all things (including the giving of evidence in suits and other proceedings) which Nalco shall deem necessary or appropriate to obtain, maintain, and enable Nalco to protect its rights in and to such works.

9.	Audio and Video Release. You hereby release and allow Nalco to use, for any lawful purpose, any voice reproduction, photograph, or other video likeness of you made in the scope of your employment.

10.
Intellectual Property Actions and Payments.  All expenses incident to any action required by Nalco to assign Inventions or copyrights to Nalco or so taken in its behalf pursuant to the terms of this Agreement shall be borne by Nalco, including a reasonable payment for your time and expenses involved.

11.
Survival of Obligations.  The covenants, agreements and restrictions undertaken by or imposed on you in this Agreement, which are stated to exist or continue after termination of your employment with Nalco shall exist and continue irrespective of the method or circumstances of such termination.

12.
Award of Fees Against You.  If Nalco files suit against you to enforce any provision of the Agreement and a court of competent jurisdiction finds or holds in favor of Nalco on any matter, you shall reimburse Nalco its court costs, litigation expenses and reasonable attorneys fees incurred in prosecuting and maintaining such suit.

13.
Notice of Post-Employment Restrictions.  Employment with Nalco is contingent upon the signing of this Employment Agreement.  You acknowledge you were informed you would be required to sign this Employment Agreement containing post termination restrictions, such as the nonsolicitation of customers restriction, before you were offered or accepted employment by Nalco.

14.
Employment-At-Will.  This Agreement and its terms are applicable from the date your employment with Nalco began. This Agreement does not create or provide for any period of employment of you by Nalco.  Your employment shall be at-will and can be terminated with or without cause, and with or without notice, at any time by you or Nalco.

15.
Benefit Plans.  You agree that, (except for benefits in which you have become vested under the terms of a benefit plan or as required by law) Nalco, in its sole discretion, may modify or eliminate any or all employment benefits or benefit plans which now or hereafter may exist.

16.	Affiliates. References to affiliates mean corporations, domestic or foreign, more than twenty-five per cent (25%) of whose voting stock is owned directly or indirectly by Nalco.

17.
Assignment by Nalco. This Agreement shall inure to the benefit of the successors and assigns of Nalco.  Insofar as the same may be applied thereto the terms and provisions hereof shall apply to and bind your heirs, legal representatives and assigns.  This Agreement may be assigned by Nalco without your consent or knowledge.  If you are employed by Nalco affiliate, subsidiary, joint venture, or partnership entity (collectively hereafter “Successor”), Nalco may assign this Agreement to the Successor and this Agreement shall be binding on you and Successor as if they had entered into a separate Employment Agreement when you were hired by such Successor.  The Successor shall succeed to all rights in this Agreement, including this right of assignment.  You cannot assign your rights in this Employment Agreement.

18.	This Agreement supersedes any other agreements of employment between you and Nalco.

I have read, and hereby state that I understand, and do voluntarily sign this Agreement.

Name

Signature

Place of Signature (City and State)

Date of Signature

NALCO COMPANY

By

Title	Manager of Recruiting